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                                                               Exhibit 99(d)(15)


                                 EXHIBIT (D)(15)

                             AMENDMENT TO AGREEMENT


         This Amendment is made as of this 8th day of November, 2001 between Tender Loving Care Health Care Services, Inc. (the "Company"), Stephen Savitsky, Dale R. Clift and David Savitsky.

         WHEREAS, the Company, Stephen Savitsky, Dale R. Clift and David Savitsky entered into an Agreement, dated as of October 18, 2001 (the "Agreement"); and

         WHEREAS, the Company and such persons desire to amend the Agreement on the terms hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

          3. The third paragraph of the Agreement is hereby amended by changing the amount payable thereunder to Stephen Savitsky from "$1,230,000" to "$1,215,000" and changing the amount payable to David Savitsky thereunder to David Savitsky from "$449,000" to "$435,000".

         IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of this 8th day of November, 2001.

                               TENDER LOVING CARE HEALTH CARE SERVICES, INC.

                               By:       /s/ Stephen Savitsky
                                  ----------------------------------------
                                        Stephen Savitsky, Chairman and
                                        Chief Executive Officer

                                        /s/ Stephen Savitsky
                                  ----------------------------------------
                                        Stephen Savitsky

                                        /s/ Dale R. Clift
                                  ----------------------------------------
                                        Dale R. Clift

                                        /s/ David Savitsky
                                  ----------------------------------------
                                        David Savitsky